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                                                                    Exhibit 10.6

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT ("AGREEMENT") dated as of August 15, 2001, as amended and restated as of September 4, 2003, by and between AMIS Holdings, Inc., a Delaware corporation, (the "COMPANY") and Christine King ("EXECUTIVE") (certain capitalized terms used herein being defined in Article 7).

      WHEREAS, the Board desires to employ Executive in the positions and on the terms and conditions set forth below, and the Executive desires to accept such employment;

      NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    Article 1
                           Position; Term of Agreement

      Section 1.01 Position. (a) On September 10, 2001 (the "EFFECTIVE DATE"), Executive shall commence service as Chief Executive Officer of the Company and as a member of the Board.

      (b) As Chief Executive Officer, Executive shall have such duties and authority, consistent with such position as shall be determined from time to time by the Board.

      (c) During the Employment Term Executive will devote substantially all of Executive's business time to the performance of Executive's duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the Board; provided that nothing herein shall be deemed to preclude Executive, subject to the prior written consent of the Board, from serving on any business, civic or charitable board, as long as such activities do not materially interfere with the performance of Executive's duties hereunder.

      Section 1.02 Term. Executive shall be employed by the Company for a period commencing on the Effective Date and, subject to earlier termination or extension as provided herein, ending on December 31, 2005 (the "EMPLOYMENT TERM").
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                                    Article 2
                            Compensation and Benefits

      Section 2.01 Base Salary. Starting on the Effective Date, the Company shall pay Executive an annual base salary (the "BASE SALARY") at the initial annual rate of $400,000, payable in equal monthly installments or otherwise in accordance with the payroll and personnel practices of the Company from time to time. The Board shall review Executive's Base Salary annually for possible increases in the sole discretion of the Board.

      Section 2.02 Bonus. Subject to Executive's continued employment as contemplated hereby, with respect to each fiscal year all or part of which is contained in the Employment Term, Executive shall be eligible for an annual bonus, with a target bonus opportunity of 50% of Base Salary and a maximum bonus opportunity of 100% of Base Salary, based on attainment of such goals as the Board and Executive may mutually determine.

      Section 2.03 Employee Benefits. (a) Effective of August 30, 2001 and during the Employment Term Executive shall be eligible for employee benefits (including fringe benefits, vacation and health, accident and disability insurance, and retirement plan participation) no less favorable in the aggregate than those benefits made available generally to senior executives of the Company.

      Section 2.04 Business and Travel Expenses; Office. (a) Reasonable travel, entertainment and other business expenses incurred by Executive in the performance of Executive's duties hereunder shall be reimbursed by the Company in accordance with Company policies as in effect from time to time.

      (b) Executive's principal job location shall be at the Company's headquarters in Pocatello, Idaho.

      Section 2.05 Options. The Company shall grant to Executive (a) as of September 10, 2001, options to purchase shares of Company common stock in an amount that on a fully diluted basis would constitute 2.5% of the Company's common stock as of the date hereof, at an exercise price per share equal to the fair market value of a share of Company common stock on the date of grant and
(b) on each of the first, second and third anniversaries thereof, additional options to purchase shares of Company common stock, each grant in an amount that on a fully diluted basis would constitute .5% of the Company's common stock as of the date hereof, at an exercise price, in each case, equal to the fair market value of a share of Company common stock on the date of grant (collectively, the "OPTIONS").

      Subject to termination as provided herein, each such annual grant shall become 25% vested on the first anniversary of such grant, and the balance shall vest over the 3-year period following such anniversary at a monthly rate of 2.08%. All the Options shall have a 10 year term, become 100% vested upon a

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Change in Control and shall terminate upon the Company's termination of
Executive's employment for Cause.

      Section 2.06 Relocation Expenses. The Company shall reimburse Executive for all documented relocation expenses reasonably incurred by Executive in relocating Executive's residence to Pocatello, Idaho or the surrounding area.

                                    Article 3
                          Certain Termination Benefits

      Section 3.01 Certain Events. (a) A "QUALIFYING EVENT" means the involuntary termination of Executive's employment by the Company, including any termination as a result of the failure by the Company to cause the Employment Term under Section 1.02 hereof to be extended past the date set forth therein, other than (x) for Cause or (y) by reason of Executive's death or Disability.

      (b) Each party hereto shall give to the other party 30 days prior written notice of such party's intent to terminate Executive's employment with the Company.

      Section 3.02 Right to Certain Benefits. In the event of any termination of employment during the Employment Term, Executive shall be entitled to receive from the Company either the relevant Severance Benefits to the extent and as described in Section 3.03 or the relevant Separation Benefits to the extent and as described in Section 3.04, as the case may be.

      Section 3.03 Benefits upon a Qualifying Event. Executive shall be entitled to the following benefits (the "SEVERANCE BENEFITS") upon a Qualifying Event:

      (a) The Company shall pay Executive as soon as practicable a lump sum, in cash, equal to (i) Executive's earned but unpaid Base Salary and other vested but unpaid cash entitlements for the period through and including the date of termination of Executive's employment, including unused earned vacation pay and unreimbursed documented business expenses (collectively, "ACCRUED COMPENSATION"). In addition, Executive shall be entitled to any other vested benefits earned by Executive for the period through and including the date of termination of Executive's employment under any other employee benefit plans and arrangements maintained by the Company, in accordance with the terms of such plans and arrangements, except as modified herein (collectively, "ACCRUED BENEFITS").

      (b) Unless such Qualifying Event is the failure by the Company to cause the Employment Term under Section 1.02 hereof to be extended past the date set forth therein (in which case no amounts shall be payable pursuant to this clause

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(b)), the Company shall pay Executive as soon as practicable a lump sum cash payment in an amount equal to the Base Salary in effect immediately prior to such Qualifying Event.

      (c) The Options shall become 100% vested on the date of such termination and shall be exercisable by Executive during the 12-month period beginning on such date. The Company shall pay to Executive on the Payment Date (as defined below) a lump sum cash payment equal to the amount (the "MINIMUM AMOUNT"), if any, by which $4.2 million exceeds the sum of:

            (i) an amount (which shall not be less than zero) equal to (A) the aggregate fair market value on the Payment Date of the shares subject to each unexercised Option (or portion thereof) outstanding as of the Payment Date minus (B) the aggregate exercise prices of such unexercised Options (or portions thereof);

            (ii) an amount (which shall not be less than zero) equal to (A) the gross proceeds received by Executive upon the sale prior to the Payment Date of any shares acquired on exercise of any Option (or portion thereof) minus (B) the aggregate exercise prices of such exercised Options (or portions thereof); and

            (iii) an amount (which shall not be less than zero) equal to (A) the fair market value of any shares held by Executive as of the Payment Date that were acquired pursuant to the exercise of any Option (or portion thereof) minus (B) the aggregate exercise prices of such exercised Options (or portions thereof).

For purposes of the foregoing, "PAYMENT DATE" means the fifth day following the first day Executive is permitted to freely sell shares of the Company following the date of termination. Immediately following the sale of any shares acquired on exercise of any Option (or portion thereof), Executive agrees to notify the Company in writing of the number of shares sold and the gross proceeds of such sale. Notwithstanding the provisions of any other agreement, to the extent there are any assets securing the obligations of the Company pursuant to this Section 3.03(c) or Section 3.04(a)(iii) at any time, immediately following the sale of any shares acquired on exercise of any Option, the Company shall have the right to, and Executive agrees to take any necessary action to, cause such assets to be released in an amount equal to (x) the gross proceeds of such sale minus (y) the aggregate exercise price of the applicable Option, and Executive agrees to take all actions necessary to effect any such release.

      Section 3.04 Separation Payments. (a) Upon termination of employment other than upon a Qualifying Event, Executive shall be entitled to the benefits set forth below (the "SEPARATION BENEFITS"):

            (i)   The Accrued Compensation;

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            (ii)  The Accrued Benefits; and

            (iii) Other than upon the Company's termination of Executive's employment for Cause, Executive shall be entitled to exercise, during the 12-month period beginning on the date of any such termination of employment, the then vested portion of the Options; provided, however, that if Executive's employment terminates by reason of Executive's death or Disability the Company shall pay to Executive promptly after such date or event a lump sum cash payment equal to the Minimum Amount.

                                    Article 4
                         Certain Reimbursement Payments

      Section 4.01 In the event that Executive is required to pay Executive's previous employer any amounts in respect of certain compensation payments paid by such employer to Executive, the Company shall promptly reimburse Executive, in an amount not to exceed $200,000, for any such amounts actually repaid by Executive to Executive's previous Employer.

                                    Article 5
                           Successors and Assignments

      Section 5.01 Successors. Except in the event of a Change in Control, this Agreement shall not be assignable by the Company without the written consent of Executive. The Company will require any successor (whether by reason of a Change in Control, direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

      Section 5.02 Assignment by Executive. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive should die or become disabled while any amount is owed but unpaid to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid to Executive's devisee, legatee, legal guardian or other designee, or if there is no such designee, to Executive's estate. Executive's rights hereunder shall not otherwise be assignable.

                                    Article 6
                                  Miscellaneous

      Section 6.01 Notices. Any notice required to be delivered hereunder shall be in writing and shall be addressed if to the Company, to:

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            AMIS Holdings, Inc.
            2300 Buckskin Road
            Pocatello, Idaho  83201
            Fax:  208-234-6841
            Attn: Chief Financial Officer

         Copies to:

            Davis Polk & Wardwell
            1600 El Camino Real
            Menlo Park, CA 94025
            Fax:  650-752-2111
            Attn: David W. Ferguson

if to Executive, to Executive's last known address as reflected on the books and records of the Company; or, in each case, to such other address as such party may hereafter specify for the purpose by written notice to the other party hereto. Any such notice shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice shall be deemed not to have been received until the next succeeding business day in the place of receipt.

      Section 6.02 Dispute Resolution. (a) Except as provided in Section 6.15, each of Executive and the Company shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Agreement settled by arbitration, conducted before a panel of three arbitrators sitting in a location in Delaware, in accordance with the rules of the American Arbitration Association then in effect. Executive's election to arbitrate, as herein provided, and the decision of the arbitrators in that proceeding, shall be binding on the Company and Executive. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

      (b) Each party shall pay its own expenses of such arbitration or litigation and all common expenses of such arbitration or litigation shall be borne equally by Executive and the Company. Each party to an arbitration or litigation hereunder shall be responsible for the payment of its own attorneys' fees.

      Section 6.03 Unfunded Agreement. The obligations of the Company under this Agreement represent an unsecured, unfunded promise to pay benefits to Executive and/or Executive's beneficiaries, and shall not entitle Executive or such beneficiaries to a preferential claim to any asset of the Company.

      Section 6.04 Non-Exclusivity of Benefits. Unless specifically provided herein, neither the provisions of this Agreement nor the benefits provided hereunder shall reduce any amounts otherwise payable, or in any way diminish Executive's rights as an employee of the Company, whether existing now or

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hereafter, under any compensation and/or benefit plans (qualified or nonqualified), programs, policies, or practices provided by the Company, for which Executive may qualify; provided, however, that the Severance Benefits shall be in lieu of any severance benefits under any such plans, programs, policies or practices. Vested benefits or other amounts which Executive is otherwise entitled to receive under any plan, policy, practice, or program of the Company (i.e., including, but not limited to, vested benefits under any qualified or nonqualified retirement plan), at or subsequent to the date of termination of Executive's employment shall be payable in accordance with such plan, policy, practice, or program except as expressly modified by this Agreement.

      Section 6.05 Employment Status. Nothing herein contained shall interfere with the Company's right to terminate Executive's employment with the Company at any time, with or without Cause, subject to the Company's obligation to provide Severance Benefits or Separation Benefits, if any. Executive shall also have the right to terminate Executive's employment with the Company at any time without liability, subject only to the provisions hereof and Executive's obligations hereunder.

      Section 6.06 Mitigation. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement nor shall the amount of any payment or benefit hereunder be reduced by any compensation earned by Executive as a result of employment by another employer.

      Section 6.07 Entire Agreement. This Agreement represents the entire agreement between Executive and the Company and its affiliates with respect to Executive's employment and/or severance rights, and supersedes all prior discussions, negotiations, and agreements concerning such rights; provided, however, that any amounts payable to Executive hereunder shall be reduced by any amounts paid to Executive as required by any applicable local law in connection with any termination of Executive's employment.

      Section 6.08 Tax Withholding. Notwithstanding anything in this Agreement to the contrary, the Company shall withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as are legally required to be withheld.

      Section 6.09 Waiver of Rights. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

      Section 6.10 Severability. In the event any provision of the Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

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      Section 6.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

      Section 6.12 Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

      Section 6.13 Indemnification. The Company shall indemnify Executive (and Executive's legal representatives or other successors) to the fullest extent permitted by the Certificate of Incorporation and By-Laws of the Company as in effect at such time or on the Effective Date, and Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by Executive or Executive's legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which Executive (or Executive's legal representatives or other successors) may be made a party by reason of Executive's being or having been a director, officer or employee of the Company or any Subsidiary of the Company, or Executive's serving or having served any other enterprise as a director, officer, employee or fiduciary at the request of the Company.

      Section 6.14 Nondisclosure, Nonsolicitation, Noncompete, and Nondisparagement.

      (a)   (i)   Executive shall not (except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency) disclose to any third person, whether during or subsequent to the Executive's employment with the Company, any trade secrets; customer lists; provider lists; product development and related information; marketing plans and related information; sales plans and related information; premium or any other pricing information; operating policies and manuals; research; payment rates; methodologies; contractual forms; business plans; financial records; or other financial, commercial, business or technical information related to the Company or any Subsidiary or Affiliate of the Company unless such information has been previously disclosed to the public by the Company or has become public knowledge other than by a breach of this Agreement; provided, however, that this limitation shall not apply to any such disclosure made while the Executive is employed by the Company, any Subsidiary or Affiliate of the Company if such disclosure occurred in connection with the performance of Executive's job as an employee of the Company, any Subsidiary or Affiliate of the Company;

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            (ii)  Executive agrees that upon termination of Executive's employment with the Company for any reason, Executive will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company or its Affiliates. Executive further agrees that Executive will not retain or use for Executive's account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its Affiliates.

      (b)   (i)    While employed by the Company and for one year after the
termination of the Employment Term, Executive shall not, directly or indirectly, induce or attempt to induce any employee of the Company, or of any Subsidiary or any Affiliate of the Company, to be employed or perform services elsewhere;

            (ii) While employed by the Company and for one year after the termination of the Employment Term the Executive shall not, directly or indirectly, solicit or attempt to solicit the trade of any individual or entity which, at the time of such solicitation, is a customer of the Company, or of any Subsidiary or Affiliate of the Company, or which the Company, or any such Subsidiary or Affiliate is undertaking reasonable steps to procure as a customer at the time of or immediately preceding termination of employment; provided, however, that this limitation shall only apply to any product or service which is in competition with a product or service of the Company or any such Subsidiary or Affiliate.

      (c) Following the termination of the Executive's employment hereunder with the Company, Executive shall provide assistance to and shall cooperate with the Company and any Subsidiary or Affiliate of the Company, upon its reasonable request and at the per diem rate of $1,100, with respect to matters within the scope of the Executive's duties and responsibilities during employment, provided that any reasonable out-of-pocket expenses incurred in connection with any assistance Executive has been requested to provide under this provision for items including, but not limited to transportation, meals, lodging and telephone, shall be reimbursed by the Company. The Company agrees and acknowledges that it shall, to the maximum extent possible under the then prevailing circumstances, coordinate or cause a Subsidiary or Affiliate to coordinate any such request with the Executive's other commitments and responsibilities to minimize the degree to which such request interferes with such commitments and responsibilities.

      (d) Neither party will at any time (whether during or after termination of Executive's employment with the Company) knowingly make any statement, written or oral, or take any other action that would disparage or otherwise harm the other party, its business or reputation or, in the case of the Company, the reputation of any of its Affiliates or the officers and directors of any of them.

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      Section 6.15 Material Inducement; Specific Performance.

      (a) If any provision of Section 6.14 is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, the Company and Executive agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law and that such court shall reform such provision to make it enforceable in accordance with the intent of the parties.

      (b) Executive acknowledges that a material part of the inducement for the Company to provide the compensation provided herein is Executive's covenants set forth in Section 6.14 and that the covenants and obligations of Executive with respect to nondisclosure and nonsolicitation relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that, if Executive shall materially breach any of those covenants during or following termination of employment, the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post a bond) restraining Executive from committing any violation of the covenants and obligations contained in Section 6.14 and the Company shall have no further obligation to pay Executive any benefits otherwise payable hereunder. The remedies in the preceding sentence are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity as an arbitrator (or court) shall reasonably determine.

      Section 6.16 Employee Representation. The Executive expressly represents and warrants to the Company that the Executive is not a party to any contract or agreement and is not otherwise obligated in any way, and is not subject to any rules or regulations, whether governmentally imposed or otherwise, which will or may restrict in any way the Executive's ability to fully perform the Executive's duties and responsibilities under this Agreement.

                                    Article 7
                                   Definitions

      For purposes of this Agreement, the following terms shall have the meanings set forth below.

      "Accrued Benefits" has the meaning accorded such term in Section 3.03.

      "Accrued Compensation" has the meaning accorded such term in Section 3.03.

      "Affiliate" and "Associate" have the respective meanings accorded to such terms in Rule 12b-2 under the Exchange Act.

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      "Agreement" has the meaning accorded such term in the introductory paragraph of this Agreement.

      "Base Salary" has the meaning accorded such term in Section 2.01.

      "Beneficial Ownership." A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," securities pursuant to Rule 13d-3 under the Exchange Act.

      "Board" means, the Board of Directors of the Company.

      "Cause" means the occurrence of any one or more of the following:

      (a) Executive's willful and continued failure substantially to perform the duties of Executive's position as then in effect (other than as a result of incapacity due to physical or mental illness) which failure is not remedied within fifteen business days of written notice from the Company;

      (b)   Executive's gross negligence or willful
malfeasance in the performance of Executive's duties hereunder as then in effect;

      (c) Executive's breach of any of the covenants continued in Section 6.14; or

      (d) Executive's commission of an act constituting fraud, embezzlement, or any other act constituting a felony.

      For purposes of this definition, no act or failure to act shall be deemed "willful" unless effected by Executive not in good faith and without reasonable belief that such action or failure to act was in the best interests of the Company.

      "Change in Control" means has the meaning accorded such term in the Company's 2000 Equity Incentive Plan.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Disability" means Long-Term Disability, as such term is defined in the Disability Plan.

      "Disability Plan" means the long-term disability plan (or any successor disability and/or survivorship plan adopted by the Company) in which Executive participates, as in effect immediately prior to the relevant event (subject to changes in coverage levels applicable to all employees generally covered by such
Plan).

      "Effective Date" has the meaning accorded such term in Section 1.01.

      "Employment Term" has the meaning accorded such term in Section 1.02.

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      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Executive" has the meaning accorded such term in the introductory paragraph of this Agreement.

      "Options" has the meaning accorded such term in Section 2.06.

      "Person" means an individual, corporation, partnership, association, trust or any other entity or organization.

      "Qualifying Event" has the meaning accorded such term in Section 3.01.

      "Separation Benefits" has the meaning accorded such term in Section 3.04.

      "Severance Benefits" has the meaning accorded such term in Section 3.03.

      "Subsidiary" of any Person means any other Person of which securities or other ownership interests having voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.


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      IN WITNESS WHEREOF, the Company and Executive have executed this
Agreement, to be effective as of the day and year first written above.

                                         AMIS HOLDINGS, INC.



                                         By:
                                            -----------------------------
                                            Name:
                                            Title:





                                         --------------------------------
                                            Christine King

                               SECURITY AGREEMENT

         SECURITY AGREEMENT dated as of June 19, 2002 between AMIS HOLDINGS, INC., a Delaware corporation (the "LIEN GRANTOR"), and CHRISTINE KING (the "EXECUTIVE").

         WHEREAS, the parties have entered into an Employment Agreement dated as of August 15, 2001 (as amended from time to time, the "EMPLOYMENT AGREEMENT"); and

         WHEREAS, the Executive has asked the Lien Grantor to secure certain obligations of the Lien Grantor under the Employment Agreement; and

         WHEREAS, the Lien Grantor has agreed to do so, on the terms and conditions set forth herein;

         NOW THEREFORE, in furtherance of the foregoing, the parties hereto agree as follows:

         1. Security Interest. In order to secure the Secured Obligations (as defined below), the Lien Grantor hereby grants to the Executive a continuing security interest in the following (the "COLLATERAL"): all right, title and interest of the Lien Grantor in and to account number 10202241 established with the Securities Intermediary (as defined in the Securities Account Control Agreement referred to below) in the name of "AMIS HOLDINGS, INC." (the "ACCOUNT") and all cash, securities and other property from time to time held therein or credited thereto and all proceeds of any of the foregoing. The Company shall, on or promptly after the date hereof, make a deposit in the Account in an amount equal to $4,200,000.

         2. Secured Obligations. The obligations secured hereby are the obligations of the Lien Grantor under Sections 3.03(c) and 3.04(a)(iii) of the Employment Agreement (collectively, the "SECURED OBLIGATIONS").

         3. Representations, Warranties and Covenants of the Lien Grantor. The Lien Grantor represents and warrants to the Executive on the date hereof, and covenants with the Executive, as follows:

                  (a) The Lien Grantor has good and marketable title to all of the Collateral, free and clear of any lien, purchase option, call or similar right of a third party, pledge, hypothecation, encumbrance, charge, mortgage, deed of trust or security interest (collectively, a "LIEN"), other than the Lien created hereunder and Permitted Liens (as defined in the Securities Account Control Agreement).

                  (b) The Lien Grantor has not performed any acts that might prevent the Executive from enforcing any of the provisions of this Agreement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral. After the date of this Agreement, no Collateral will be in the possession or under the control (as defined in UCC Section 8106) of any other person having a claim thereto or security interest therein, other than the Securities Intermediary, whose interest therein shall be limited to Permitted Liens.

                  (c) The Lien Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filing of financing or continuation statements under the UCC) that from time to time may be necessary in order to (i) create, preserve or perfect the Lien on the Collateral; or (ii) enable the Executive to exercise and enforce any of its rights, powers and remedies with respect to the Collateral. The Lien Grantor authorizes the Executive to file such financing statements or continuation statements.

                  (d) The Lien Grantor will not (i) change its name or corporate structure, (ii) change its location (determined as provided in UCC Section 9307) or (iii) become bound, as provided in UCC Section 9203(d) or otherwise, by a security agreement entered into by another person with respect to the Collateral (other than with respect to Permitted Liens), unless the Lien Grantor shall have given the Executive at least 30 days prior written notice thereof.

                  (e) The Lien Grantor will, promptly upon request, provide to the Executive all information and evidence concerning the Collateral that the Executive may reasonably request from time to time to enable the Executive to enforce the provisions of this Agreement.

                  (f) Concurrently herewith, the parties hereto and the Securities Intermediary referred to therein have entered into a securities account control agreement substantially in the form attached as Exhibit A hereto (the "SECURITIES ACCOUNT CONTROL AGREEMENT") in respect of the Account and the Collateral.

                  (g) The Lien Grantor will make no transfers or withdrawals from the Account (other than transfers or withdrawals of interest, dividends or other distributions


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
(other than payments of principal or returns of capital) received in respect of funds or financial assets held in the Account) prior to the termination of the Lien granted pursuant hereto in accordance with Section 6.

                  (h) The Lien Grantor will not sell or otherwise dispose of the Collateral other than (i) pursuant to a sale or other disposition of financial assets held in or credited to the Account against payment in cash which cash is deposited into the Account or (ii) dispositions in exchange for Permitted Investments (as defined in the Securities Account Control Agreement) or cash, which Permitted Investments or cash is immediately credited to the Account.

         4. Remedies. If the Lien Grantor shall fail to pay any of the Secured Obligations in accordance with the terms of the Employment Agreement, the Executive may, subject to the Securities Intermediary receiving written Instructions (as defined in the Securities Account Control Agreement) from the Executive, the Lien Grantor and the Investors (as defined in the Securities Account Control Agreement) so instructing the Securities Intermediary, withdraw from the Account funds held therein in an amount up to the amount of the Secured Obligations then due and unpaid, and if there shall be no such funds or if such funds shall be insufficient to pay all the Secured Obligations in full, sell or otherwise dispose of the Collateral or any part thereof. The Executive shall promptly remit to the Lien Grantor any amount received by the Executive in excess of the amount of the Secured Obligation then due and payable to it. The rights of the Executive to sell or otherwise dispose of any Collateral are limited to the rights expressly set forth in this Section 4, and the Executive hereby waives any and all other rights to sell, dispose of or otherwise realize on any Collateral that it might otherwise have, whether arising by law, by contract or otherwise. If requested to do by the Executive at any time that any Secured Obligations are due but unpaid, the Lien Grantor shall, and shall cause each of the Investors to, execute Instructions authorizing the Securities Intermediary to release to the Executive funds held in the Account in an amount equal to the amount of the Secured Obligations then due and unpaid.

         5. Reimbursement. If (i) the Executive shall at any time pursuant to the last sentence of Section 4 request the Lien Grantor to, and to cause each of the Investors to, execute Instructions authorizing the Securities Intermediary to release to the Executive funds held in the Account, (ii) the Lien Grantor or any Investor shall refuse to execute such Instructions on the basis that no Secured Obligations are then due and unpaid and (iii) the Executive shall obtain a final, nonappealable judgement in any legal proceeding commenced by it requiring the Lien Grantor and the Investors to execute such Instructions or requiring the Securities Intermediary to release funds held in the Account to the Executive, then the Lien Grantor shall promptly reimburse the Executive for any reasonable documented legal expenses incurred by the Executive in connection with such proceeding.

         6. Termination. The Lien granted by the Lien Grantor hereunder shall terminate and all rights to the Collateral shall revert to the Lien Grantor upon the earliest to occur of: (i) payment in full of the Secured Obligations, (ii) the date on which the employment of the Executive pursuant to the Employment Agreement is terminated (either voluntarily or involuntarily) if on such date the amount payable by the Lien Grantor to the Executive pursuant to Section 3.03(c) and 3.04(a)(iii) of the Employment Agreement, as applicable, is $0 and
(iii) unless a notice has been delivered by the Executive to the Securities Intermediary pursuant to the second sentence of Section 9(i)(d) of the Securities Account Control Agreement on or prior to December 31, 2003, January 1, 2004. Upon the termination of the Lien granted hereby, the Executive will, at the expense of the Lien Grantor, execute and deliver to the Lien Grantor such documents as the Lien Grantor shall request to evidence the termination of the Lien.

         7. Definition of UCC. As used herein, "UCC" means the Uniform Commercial Code as in effect from time to time in the State of California; provided that, if perfection or the effect of perfection or non-perfection or the priority of the Lien on the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than California, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

         8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of California are governed by the laws of such jurisdiction.

         9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.




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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth above.

                                         AMIS HOLDINGS, INC.


                                         By
                                           ----------------------------------
                                           Name:
                                           Title:






                                         ------------------------------------
                                         CHRISTINE KING



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